UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2015

Z Trim Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Illinois	001-32134	36-4197173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Campus Drive
Mundelein, Illinois 60060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 549-6002
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2015, Z Trim Holdings, Inc. (the “Company”) entered into a Consulting Agreement with Jeffery Consulting Group, LLC (“Jeffery Consulting Group”), which is effective as of January 1, 2015 (the “Consulting Agreement”). Daniel Jeffery, a member of the Company’s Board of Directors and is the sole member of Jeffery Consulting Group.

Pursuant to the Consulting Agreement, Jeffery Consulting Group will act as a consultant to the Company by providing assistance with the following: operational improvements including manufacturing processes; strategic and tactical advice with respect to the Company’s sales and marketing initiatives; investigating strategic sales opportunities; raising awareness regarding the Company’s products in relevant commercial, sectors; participating in joint calls, meetings or industry events in the interest of advancing these objectives; and providing such other assistance to the Company as may be mutually agreed.

In consideration of the services rendered and to be rendered to the Company by Jeffery Consulting Group pursuant to the Consulting Agreement, the Company hereby agrees to issue to Jeffery Consulting Group a stock option to purchase a total of 1,250,000 shares of Company’s common stock, which vests as follows: 500,000 shares upon the mutual execution of the Consulting Agreement; 250,000 shares upon the three month anniversary of the Consulting Agreement; 250,000 shares upon the six month anniversary of the Consulting Agreement; and 250,000 shares upon the nine month anniversary of the Consulting Agreement. The exercise price of the option is set at $0.35 per share. In addition, the Company will also pay Jeffery Consulting Group $5,000 per month in cash. This cash balance will be accrued until the Company has raised $3 million of additional capital. Thereafter, Jeffery Consulting Group will be paid all past arrearages and will be paid the monthly fee monthly when due prospectively. The Company will also reimburse Jeffery Consulting Group for all reasonable actual expenses incurred by Jeffery Consulting Group upon submission by Jeffery Consulting Group of appropriate documentation of the expenses incurred.

The information contained in this Item 5.02 regarding the Consulting Agreement is qualified in its entirety by the copy of the agreement attached to this Current Report on Form 8-K as Exhibit10.1 and is incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement between Z Trim Holdings, Inc. and Jeffery Consulting Group, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2015	Z Trim Holdings, Inc.

By: /s/ Edward B. Smith, III
Edward B. Smith, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement between Z Trim Holdings, Inc. and Jeffery Consulting Group, LLC